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                                                                    EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Genzyme Transgenics Corporation on Form S-3 (File Nos. 33-82982 and 33-97024) and Form S-8 (File Nos. 33-69516, 33-69518, 33-69520, 33-84706, 33-88030,
33-92970, 33-92998 and 333-04535) of our report dated February 24, 1997, except as to the information presented in Note 13 for which the date is March 17, 1997, on our audits of the consolidated financial statements of Genzyme Transgenics Corporation as of December 29, 1996 and December 31, 1995 and for each of the three fiscal years in the period ended December 29, 1996, which report is included in this 1996 Annual Report on Form 10-K.

                                       /s/ Coopers & Lybrand L.L.P.
                                       ----------------------------
                                           COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 28, 1997